Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Dragoneer Growth Opportunities Corp. II of our report dated, August 20, 2021 relating to the financial statements of Papay Topco, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Washington, District of Columbia September 29, 2021